                                   EXHIBIT 4.1


                                 FERRIS WARRANT



                                       9
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                                     WARRANT

                         THE TRANSFER OF THIS WARRANT IS
                         RESTRICTED AS DESCRIBED HEREIN.

                             WARRANTECH CORPORATION

                    Warrant for the purchase of a maximum of
                         40,000 shares of Common Stock,
                           $0.007 par value per share

                                                     A Maximum of 40,000 Shares


         THIS CERTIFIES that, for value received, STEVEN FERRIS with an address at 2040 128th Avenue, SE Bellevue, Washington 98005 (including any permitted transferee, the "Holder"), is entitled to subscribe for and purchase from Warrantech Corporation, a Delaware corporation (the "Company"), upon the terms and conditions set forth herein, at any time from the first Vesting Date to the date (3) years after the last Vesting Date (the "Exercise Period"), up to 40,000 shares (the "Shares") of the Company's common stock, $0.007 par value per share (the "Common Stock"). The price (the "Exercise Price") for each Share as to which the right to purchase vests on a particular Vesting Date shall be determined as follows. The Exercise Price for each such Share shall be equal to the Average Daily Fair Market Value of the Shares during the Quarter ending on the applicable Vesting Date.

         This Warrant is issued to the Holder in connection with the Consulting Agreement dated January 1, 2002 ("Consulting Agreement"), by and between the Company and the Holder. So long as a Termination Date shall not have occurred prior to a particular Vesting Date, there shall vest the right to purchase 10,000 shares on each Vesting Date. If a Termination Date shall occur prior to the first Vesting Date, there shall not vest the right to purchase any Shares and this Warrant shall terminate and be of no further force and effect.

         If a Termination Date shall occur after the first Vesting Date, there shall vest for the Quarter in which such Termination Date shall occur the right to purchase an additional number of shares equal to 111.11 multiplied by the number of full days which have elapsed in such Quarter since the last Vesting Date. Notwithstanding any other provision of this Warrant, the Holder shall be entitled to purchase only up to the Vested Shares Rights at any point in time.

         1.       DEFINITIONS

                  "ACT" shall have the meaning as set forth in Section 4.

                  "ADJUSTMENT THRESHOLD AMOUNT" shall have the meaning as set forth in Section 7(d).


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                  "AVERAGE  DAILY FAIR MARKET  VALUE" shall mean the mean of the
Fair Market Value for each day during a Quarter which shall not be a day upon which the New York Stock Exchange shall not be open for trading.

                  "COMMON STOCK" shall have the meaning as set forth in the preamble.

                  "COMPANY" shall have the meaning as set forth in the preamble.

                  "CONSULTING AGREEMENT" shall have the meaning as set forth in the preamble.

                  "EXERCISE PRICE" shall have the meaning as set forth in the preamble.

                  "FAIR MARKET VALUE" shall mean the market price of shares of Common Stock, determined by the board of directors as follows:

         (a) If the shares of Common Stock were traded over-the-counter on the date in question but were not classified as a national market issue, then the Fair Market Value shall be equal to the last-transaction price quoted for such date;
         (b) If the shares of Common Stock were traded over-the-counter on the date in question but were classified as a national market issue, then the Fair Market Value shall be equal to the last-transaction price quoted by the NASDAQ system for such date;
         (c) If the shares of Common Stock were traded on a stock exchange on the date in question, then the Fair Market Value shall be equal to the closing price reported by the applicable composite transactions report for such date; and
         (d) If none of the foregoing provisions is applicable, then the Fair Market Value shall be determined by the board of directors of the Company in good faith on such basis as it deems appropriate.
         (e) When possible, the determination of Fair Market Value by the board of directors of the Company shall be based on the prices reported in The Wall Street Journal. The determination on the Board of Directors of the Company shall be conclusive and binding on all persons.

                  "FIRST QUARTER" shall mean the date of this Warrant through and including March 31, 2001.

                  "EXERCISE PERIOD" shall have the meaning as set forth in the preamble.

                  "EXERCISE PRICE" shall have the meaning as set forth in the preamble.

                  "HOLDER" shall have the meaning as set forth in the preamble.

                  "LAST   QUARTER"  shall  mean  October  1,  2002  through  and
including December 31, 2002.

                  "QUARTER" shall mean each of the First Quarter, the Second Quarter, the Third quarter and the Last Quarter.


                                       11
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                  "SECOND   QUARTER"  shall  mean  April  1,  2002  through  and
including June 30, 2002.

                  "SHARE" shall have the meaning as set forth in the preamble.

                  "TERMINATION   DATE"  shall  mean  the  date  the   Consulting
Agreement shall terminate for any reason.

                  "THIRD QUARTER" shall mean July 1, 2002 through and including September 30, 2002.

                  "VESTED SHARE RIGHTS" shall mean all rights to purchase shares which shall have vested at any point in time pursuant to the terms of this Warrant.

                  "VESTING DATE" shall mean the last day of any Quarter.

         2.       EXERCISE PERIOD AND EXERCISE PRICE

         This Warrant may be exercised during the Exercise Period, as to the whole or any lesser number of Shares (subject to the limitation set forth in the preamble to this Warrant with respect to Vested Share Rights), by the surrender of this Warrant (with the election at the end hereof duly executed) to the Company at its office at One Canterbury Green, 8th Floor, Stamford, CT 06901, or at such other place as is designated in writing by the Company, together with cash or a certified or bank cashier's check payable to the order of the Company in an amount equal to the Exercise Price multiplied by the number of Shares for which this Warrant is being exercised. If this Warrant is exercised, at any time, for less than all of the Shares, the exercise shall be deemed to relate to the Vested Share Rights in the same order in which they have vested.

         3.       PURCHASE OF SHARES

         Upon each exercise of the Holder's rights to purchase Shares, the Holder shall be deemed to be the holder of record of the Shares issuable upon such exercise, notwithstanding that the transfer books of the Company shall then be closed or certificates representing such Shares shall not then have been actually delivered to the Holder. As soon as practicable after each such exercise of this Warrant, the Company shall issue and deliver to the Holder a certificate or certificates for the Shares issuable upon such exercise, registered in the name of the Holder or its designee. If this Warrant should be exercised in part only, the Company shall, upon surrender of this Warrant for cancellation, execute and deliver a new Warrant evidencing the right of the Holder to purchase the balance of the Shares (or portions thereof) subject to purchase hereunder.


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         4.       EXERCISE PROCEDURE

         Any Shares issued upon the exercise of this Warrant shall be numbered and shall be registered in a Common Stock Register as they are issued. The Company shall be entitled to treat the registered holder of any Share as the owner in fact thereof for all purposes and shall not be bound to recognize any equitable or other claim to or interest in such Share on the part of any other person, and shall not be liable for any registration or transfer of Shares which are registered or to be registered in the name of a fiduciary or the nominee of a fiduciary unless made with the actual knowledge that a fiduciary or nominee is committing a breach of trust in requesting such registration or transfer, or with the knowledge of such facts that its participation therein amounts to bad faith. This Warrant shall be transferable only on the books of the Company upon delivery thereof duly endorsed by the Holder or by his duly authorized attorney or representative, or accompanied by proper evidence of succession, assignment, or authority to transfer. In all cases of transfer by an attorney, executor, administrator, guardian, or other legal representative, duly authenticated evidence of his or its authority shall be produced. Upon any registration of transfer, the Company shall deliver a new Warrant or Warrants to the person entitled thereto. This Warrant may be exchanged, at the option of the Holder thereof, for another Warrant, or other Warrants of different denominations, of like tenor and representing in the aggregate the right to purchase a like number of Shares (or portions thereof), upon surrender to the Company or its duly authorized agent. Notwithstanding the foregoing, the Company shall have no obligation to cause Warrants to be transferred on its books to any person if, in the opinion of counsel to the Company, such transfer does not comply with the provisions of the Securities Act of 1933, as amended (the "Act"), and the rules and regulations thereunder.

         5.       REGISTRATION RIGHTS

         The Company shall file a Registration Statement covering the Shares on Form S-8, or other comparable form then in effect, on or before the end of the First Quarter.

         6.       RESERVATION OF COMMON STOCK

         The Company shall at all times reserve and keep available, solely for the purpose of providing for the exercise of the rights to purchase all Shares granted pursuant to this Warrant, such number of shares of Common Stock and other stock, securities and property as from time to time are receivable upon exercise of this Warrant. The Company covenants that all shares of Common Stock issuable upon exercise of this Warrant, upon receipt by the Company of the full Exercise Price therefor, shall be validly issued, fully paid, nonassessable, and free of preemptive rights.


                                       13
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         7.       NOTICE OF ADJUSTMENTS

         The Exercise Price and the number of Shares of Common Stock subject to this Warrant shall be subject to adjustment from time to time as follows:

                  (A)      SUBDIVISION OR COMBINATION OF STOCK

                           (1) If at any time or from time to time following the
date of issuance of this Warrant the Company shall subdivide its outstanding shares of Common Stock, the Exercise Price for this Warrant in effect immediately prior to such subdivision shall be proportionately reduced, and conversely, in case the outstanding shares of Common Stock of the Company shall be combined into a smaller number of shares, the Exercise Price in effect immediately prior to such combination shall be proportionately increased.

                           (2) Upon each  adjustment  of the  Exercise  Price as
provided in (a)(i) above, the Holder shall thereafter be entitled to purchase, at the Exercise Price resulting from such adjustment, the number of Shares (calculated to the nearest whole share of Common Stock) obtained by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of Shares purchasable pursuant hereto immediately prior to such adjustment and dividing the product thereof by the Exercise Price resulting from such adjustment.

                  (B) ADJUSTMENT FOR STOCK DIVIDENDS. If and whenever at any time the Company shall declare a dividend or make any other distribution upon any class or series of stock of the Company payable in shares of Common Stock or securities convertible into shares of Common Stock, the Exercise Price and the number of Shares to be obtained upon exercise of this Warrant shall be proportionately adjusted to reflect the issuance of any shares of Common Stock or convertible securities, as the case may be, issuable in payment of such dividend or distribution.

                  (C) REORGANIZATION, RECLASSIFICATION, CONSOLIDATION, MERGER OR SALE. If any capital reorganization of the capital stock of the Company, or any consolidation or merger of the Company with another corporation, or the sale of all or substantially all of its assets to another corporation shall be effected in such a way that holders of Common Stock shall be entitled to receive stock, securities, or other assets or property, then, as a condition of such reorganization, reclassification, consolidation, merger or sale, lawful and adequate provisions shall be made whereby the Holder hereof shall thereafter have the right to purchase and receive (in lieu of the Shares of Common Stock immediately theretofore purchasable) such shares of stock, securities or other assets or property as may be issued or payable with respect to or in exchange for a number of outstanding shares of Common Stock equal to the number of Shares of such stock immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby. In any reorganization described above, appropriate provision shall be made with respect to the rights and interests of the Holder of this Warrant to the end that the provisions hereof (including, without limitation, provisions for adjustments of the Exercise Price and of the number of Shares purchasable and receivable upon the exercise of this Warrant) shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise hereof. The Company will not effect any such consolidation, merger or sale unless, prior to the consummation thereof, the successor corporation (if other than the Company) resulting from such consolidation or the corporation purchasing such assets shall assume by written instrument, executed and mailed or delivered to the registered Holder hereof at the last address of such Holder appearing on the books of the Company, the obligation to deliver to such Holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such Holder may be entitled to purchase.

                  (D) MINIMAL ADJUSTMENTS. No adjustment in the Exercise Price and/or the number of Shares subject to this Warrant need be made if such adjustment would result in a change in the Exercise Price of less than five cents ($0.05) (the "Adjustment Threshold Amount"). Any adjustment less than these amounts which is not made shall be carried forward and shall be made together with any subsequent adjustments, at the time when (i) the aggregate amount of all such adjustments is equal to at least the Adjustment Threshold Amount or (ii) this Warrant is exercised.

                  (E) CERTIFICATE OF ADJUSTMENTS. Upon the occurrence of each adjustment or readjustment of the Exercise Price pursuant to this Section 7, the Company, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to the Holder a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, upon written request at any time of the Holder, furnish or cause to be furnished to the Holder a like certificate setting forth (i) such adjustments and readjustments, (ii) the then effective Exercise Price and number of Shares subject to this Warrant, and (iii) the then effective amount of securities (other than the shares of Common Stock) and other property, if any, which would be received upon exercise of this Warrant.

         8.       EXPENSES

         The issuance of any Shares upon the exercise of this Warrant, and the delivery of certificates or other instruments representing such Shares, shall be made without charge to the Holder for any tax or other charge in respect of such issuance. The Company shall not, however, be required to pay income tax imposed upon the Holder or any tax which may be payable in respect of any transfer involved in the issue and delivery of any certificate in a name other than that of the Holder and the Company shall not be required to issue or deliver any such certificate unless and until the person or persons requesting the issue thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

         9.       LOSS OF WARRANT

         Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction, or mutilation of this Warrant (and upon surrender of any Warrant if mutilated), including an affidavit of the Holder that this Warrant has been lost, stolen, destroyed or mutilated, together with an indemnity against any claim that may be made against the Company on account of such lost, stolen, destroyed or mutilated Warrant, and upon reimbursement of the Company's reasonable incidental expenses, the Company shall execute and deliver to the Holder a new Warrant of like date, tenor, and denomination.


                                       15
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         10.      NO STOCKHOLDER RIGHTS

         The Holder of this Warrant shall not have solely on account of such status, any rights of a stockholder of the Company, either at law or in equity, or to any notice of meetings of stockholders or of any other proceedings of the Company, except as provided in this Warrant.

         11.      GOVERNING LAW

         This Warrant shall be construed in accordance with the laws of the State of Delaware applicable to contracts made and performed within such State, without giving effect to conflicts of law principles.

         12.      NOTICES

         Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be mailed by certified mail, return receipt requested, or by Federal Express, Express Mail or similar overnight delivery or courier service or delivered (in person or by telecopy, telex or similar telecommunications equipment) against receipt to the party to whom it is to be given, (i) if to the Company, at its address at One Canterbury Green, 8th Floor, Stamford, CT 06901, Attention: James F. Morganteen, Esq.; (ii) if to the Holder, at its address set forth on the first page hereof, or (iii) in either case, to such other address as the party shall have furnished in writing in accordance with the provisions of this Section 12. Notice to the estate of any party shall be sufficient if addressed to the party as provided in this Section
12. Any notice or other communication given by certified mail shall be deemed given at the time of certification thereof, except for a notice changing a party's address which shall be deemed given at the time of receipt thereof. Any notice given by other means permitted by this Section 12 shall be deemed given at the time of receipt thereof.

         13.      WAIVER

         No course of dealing and no delay or omission on the part of the Holder in exercising any right or remedy shall operate as a waiver thereof or otherwise prejudice the Holder's rights, powers or remedies. No right, power or remedy conferred by this Warrant upon the Holder shall be exclusive of any other right, power or remedy referred to herein or now or hereafter available at law, in equity, by statute or otherwise, and all such remedies may be exercised singly or concurrently.


                                       16
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         14.      AMENDMENT

         This Warrant may be amended only by a written instrument executed by the Company and the Holder hereof. Any amendment shall be endorsed upon this Warrant, and all future Holders shall be bound thereby.

         15.      CAPTIONS

         Paragraph captions contained in this Warrant are inserted only as a matter of convenience and for reference and in no way define, limit or extend or describe the scope of this Warrant or the intent of any provision hereof.

Dated:  January 1, 2002
                                    WARRANTECH CORPORATION


                                    By: /s/ Richard F. Gavino
                                      -------------------------------------
                                        Name:  Richard F. Gavino
                                        Title:  Executive Vice President/
                                                Chief Financial Officer


[Seal]



/s/ James F. Morganteen
---------------------------------
James F. Morganteen, Secretary




                                       17
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                               FORM OF ASSIGNMENT

(To be executed by the registered holder if such holder desires to transfer the attached Warrant.)

                  FOR VALUE RECEIVED, ______________________ hereby sells, assigns, and transfers unto ________________ a Warrant to purchase up to 40,000 Shares of Warrantech Corporation (the "Company"), together with all right, title, and interest therein, and does hereby irrevocably constitute and appoint _________ ___________________ attorney to transfer such Warrant on the books of the Company, with full power of substitution.


Dated:__________________
                                    Signature
                                             ----------------------------------


                                    -------------------------------------------

                                    Signature Guarantee


                                     NOTICE

                  The signature on the foregoing Assignment must correspond to the name as written upon the face of this Warrant in every particular, without alteration or enlargement or any change whatsoever.

To:      Warrantech Corporation
         One Canterbury Green
         8th Floor
         Stamford, CT  06901
         Attention: James F. Morganteen, Esq.


                                       18
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                              ELECTION TO EXERCISE

         The undersigned hereby exercises his or its rights to purchase _________ Shares covered by the within Warrant and tenders payment herewith in the amount of $ ___________ in accordance with the terms thereof, and requests that certificates for such securities be issued in the name of, and delivered to:

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
                    (Print Name, Address and Social Security
                          or Tax Identification Number)

and, if such number of Shares shall not be all the Shares covered by the within Warrant, that a new Warrant for the balance of the Shares covered by the within Warrant be registered in the name of, and delivered to, the undersigned at the address stated below.

Dated:__________________
                                        ------------------------------------
                                        (Signature)



                                        ------------------------------------
                                        (Signature Guarantee)



                                        ------------------------------------
                                        (Signature Guarantee)




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